   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                                                    EXHIBIT 10.7



                                    AGREEMENT


                                     BETWEEN


                            AT&T COMMUNICATIONS, INC.


                                       AND


                            STUDENT ADVANTAGE, L.L.C.










                        AT&T CONFIDENTIAL AND PROPRIETARY

                                TABLE OF CONTENTS



                                                                            Page

SECTION I        DEFINITIONS...................................................2


SECTION II       THE AT&T/STUDENT ADVANTAGE PROGRAM AND
                 COMPANY OBLIGATIONS...........................................4


SECTION III      PURCHASE OF MEMBERSHIPS AND PAYMENT...........................6


SECTION V        TERM, RENEWAL AND TERMINATION................................15


SECTION VI       CONFIDENTIALITY AND PROTECTION OF
                 INFORMATION..................................................16


SECTION VII      INDEMNIFICATION..............................................17


SECTION VIII     LIMITATION OF LIABILITY......................................19


SECTION IX       OTHER TERMS AND CONDITIONS...................................19




                        AT&T CONFIDENTIAL AND PROPRIETARY

                                    AGREEMENT

                                     BETWEEN

                            AT&T COMMUNICATIONS, INC.

                                       AND

                            STUDENT ADVANTAGE, L.L.C.


      This Agreement is effective as of February 1, 1997, (hereinafter referred TO as the "Effective Date") between AT&T COMMUNICATIONS, INC. a Delaware corporation, with its principal place of business located at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, acting for itself and its affiliates ("AT&T"), and STUDENT ADVANTAGE, L.L.C., a Delaware limited liability company with its principal place of business located at 321 Columbus Avenue, Boston, Massachusetts 02116 ("COMPANY").


                                    RECITALS

      WHEREAS, AT&T operates a telecommunications network in the United States and around the world, pursuant to which its subscribers may purchase AT&T services; and

      WHEREAS, COMPANY markets a student savings program to high school, undergraduate and graduate college students which allows members of such program to purchase goods and services at a discount; and

      WHEREAS, AT&T desires to make available to its College Student subscribers the opportunity to participate in a joint AT&T - Student Advantage program which permits College Student subscribers to obtain various benefits and discounts from national and local merchants;

      NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AT&T and COMPANY hereby agree as follows:


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                    SECTION I

                                   DEFINITIONS

      The following definitions will apply to all Sections and Schedules, if any, of this Agreement.

      "AT&T/SA Member" shall mean the AT&T Customer participating in the AT&T/Student Advantage Program.

      "College Student" shall mean any individual enrolled either on a part-time or full-time basis in any undergraduate, graduate or professional college in the United States.

      "COMPANY Member" shall mean the high school or College Student participating in the Student Advantage Program.

      "Member" shall mean those Customers, as defined below, of AT&T participating in the COMPANY Offer. The COMPANY Offer is fully described in
Section 11 B of this Agreement and on Attachment C hereto.

      "AT&T/Student Advantage Program" shall mean the Student Advantage Program, represented by the Co-logoed Card instead of the COMPANY membership card, which permits College Students which are AT&T Customers to obtain, at no charge, various benefits from local and national merchants in the form of goods, services and/or discounts thereon.

      "Student Advantage Program" shall mean that certain College Student savings/discount program offered and solely marketed to college and high school students by COMPANY generally at a retail cost of twenty dollars ($20.00) per academic year and which is represented by a COMPANY membership card.

      "ACUS Program" shall mean the AT&T College and University Systems program whereby a college or university purchases AT&T Services from AT&T and resells such services to its college or university students.

      "ACUS Student" means those certain college and/or university students which purchases AT&T Services from a reseller entity participating in the ACUS Program, for purposes herein, its college or university.


                        AT&T CONFIDENTIAL AND PROPRIETARY

      "AT&T/Student Advantage Membership Card" means a card furnished to each AT&T/SA Member containing the Student Advantage and AT&T names and logos, which shall be used for membership verification purposes in obtaining benefits available to AT&T/SA Members.

      "AT&T Services" means: (i) interstate and/or intrastate, interexchange or intraexchange, interLATA and/or intraLATA telecommunications services provided by AT&T which originate and/or terminate in the United States (including Puerto Rico and the Virgin Islands); (ii) Interstate and/or Intrastate Interlata cellular telecommunications services provided by AT&T which originate and/or terminate in the United States; (iii) telecommunications services provided by AT&T between the United States and international locations (hereinafter referred to as "International"); (iv) AT&T Long Distance Certificates; (v) Internet access; or (vi) multichannel video programming (e.g., direct broadcast satellite services, cable TV services, or MMDS services). Such AT&T Services may be subject to either (i) Title I or Title II jurisdiction of the Federal Communications Commission ("FCC") or (ii) the jurisdiction of one or more State Public Utilities Commissions ("PUC"). For purposes of this Agreement, "LATA" shall have the same meaning as that term is defined in United States V. Western Electric Co., 569 F. Supp. 990 (D.D.C. 1983).

      "Customer" shall mean all persons, whether in an individual capacity, or in connection with their business, or otherwise, which meet the Qualifications used in Section II B. hereto.

      "Information" includes marketing philosophies and objectives, competitive advantages and disadvantages, customer statistics, financial information and results, and any other information of either Party that the Party may consider confidential and/or proprietary.

      "Party" means: (i) AT&T or (ii) COMPANY; and "Parties" means COMPANY and AT&T.

      "Subscriber" means an AT&T customer who has selected AT&T as the customer's presubscribed interexchange carrier and/or a customer who uses or purchases AT&T Services. At AT&T's sole discretion, Subscribers may include AT&T customers who engage in transactions involving AT&T business long distance services.


                      AT&T CONFIDENTIAL AND PROPRIETARY


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   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                   SECTION II

                     THE AT&T/STUDENT ADVANTAGE PROGRAM AND
                               COMPANY OBLIGATIONS

      A.    COMPANY Obligations

            1. During the Term of this Agreement, COMPANY shall use its best efforts to cause each merchant (collectively, "MERCHANTS") listed in that certain Directory Guide entitled "AT&T - Student Advantage National Directory", to be mutually agreed upon between the parties and attached hereto at a later date as Attachment A, or the "Student Advantage Welcome Package", as applicable, attached hereto as Attachment B (collectively referred to as the "Directory Guide"), both as may be amended from time to time, to provide to all AT&T/SA Members, and those Members participating in the Half Membership, certain goods and/or services and/or discounts set forth in the Directory Guide (each, individually, a "MERCHANT Offer"; collectively, the "GROUP Offer"), and to cause each of the MERCHANTS to perform all fulfillment obligations with respect thereto. Each MERCHANT Offer and MERCHANTS'/COMPANY's fulfillment obligations are specified on Attachment C attached hereto and made a part hereof.

            2. COMPANY agrees to acquire additional MERCHANTS, on the national and local levels, to provide certain Benefits, as defined below, in the AT&T/Student Advantage Program at an increase of either (i) [**], from one academic year to the next, throughout the Term of this Agreement, or (ii) [**] in the aggregate, prior to September 1, 1999, for each level - national and local, over the existing number of MERCHANTS, offered in the 1996 Student Advantage Program. For purposes of this provision, each type of sponsor level (national and local), shall be evaluated as a whole, on the national level, and not evaluated on a market-by-market basis.

            As a means of supporting and maintaining the above program growth requirements, COMPANY shall, on or before September 1, 1997, (i) increase its existing staff of regional managers by a minimum of [**] full-time employees dedicated to local merchant acquisition, servicing and promoting the AT&T/Student Advantage Program and (ii) increase its existing partnership marketing staff by a minimum of [**] full-time national managers dedicated to the acquisition and servicing of merchants on the national level.


                        AT&T CONFIDENTIAL AND PROPRIETARY


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   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


      In addition, COMPANY shall increase its staff of customer service representatives by a minimum of [**] full-time customers service representatives during the months of August through October of each year during the term hereof. The Parties understand and agree that the number of customer service representatives may be decreased to no less than [**] full-time customer service representatives during the months of November through July of each year during the term hereof as COMPANY in its sole and absolute discretion deems appropriate.

      Commencing on [**] and on or before each subsequent [**] during the Term hereof, [**] not currently covered by COMPANY which are of particular importance to AT&T's college marketing efforts. COMPANY agrees to [**] in at least [**] on AT&T's list [**].

      B.    AT&T/Student Advantage Program.

      AT&T may make available to an AT&T Customer which is (i) enrolled as a full or part time college student and (ii) either (a) establishes or maintains its Dial-1 Long Distance Service with AT&T in its name; or (b) requests and qualifies for an AT&T Universal Card in its name; or (C) requests and qualifies for an AT&T Direct Billed Calling Card in its name; and which remains in good credit standing with AT&T (collectively, the "Qualifications"), a membership free of charge in the Student Advantage Program ("Half Membership") that is valid through August 31, 1997, or a one-year membership in the AT&T/Student Advantage Program ("Yearly Membership"), valid throughout the entire academic year to August 31 for each academic year during the Term hereof, both of which are provided by Student Advantage through AT&T which enable Members, as defined below, to obtain various benefits (collectively, "Benefits") in the form of products and/or services, or discounts thereon. AT&T shall make the Half Membership available prior to May 1, 1997. The Half Membership and Yearly Membership shall collectively be referred to as the COMPANY Offer. AT&T reserves the right to modify and amend the Qualifications for new enrollees, subject to the prior written approval of COMPANY. The parties shall enter into good faith negotiations to [**] the membership fee per Yearly Membership, excluding ACUS Memberships, if the Qualifications become more stringent. AT&T reserves the right, in its sole and absolute discretion, to eliminate any of the following product categories from the Qualifications: (i) the establishment or maintenance of Dial-1 Long Distance Service; (ii) the AT&T Universal Card requirement; or
(iii) the AT&T Direct Billed Calling Card requirement, upon giving [**] days prior written notice to COMPANY. If AT&T exercises this right, the parties shall enter into good faith


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


negotiations to [**] the membership fee per Yearly Membership, excluding ACUS Memberships. In addition, AT&T shall forfeit its right of first refusal to be an exclusive MERCHANT for each such eliminated product category within the Student Advantage Program and the AT&T/STUDENT Advantage Program if AT&T does not offer a substantially similar product in substitution thereof within [**] days of such elimination.

      At any time during the Term hereof, AT&T, at its sole and absolute discretion, may make Yearly Memberships available to certain ACUS Students. The Yearly Memberships ACUS Students receive shall be referred to herein as "ACUS Memberships" and considered part of the COMPANY Offer.

      C. COMPANY represents and warrants that the goods and/or services and/or discounts comprising the Student Advantage Program and the AT&T/Student Advantage Program are substantially the same as the other, with the exception of limited-time offers used primarily to drive member acquisition and as such, a COMPANY Member and a Member, as defined herein, shall receive substantially the same Benefits. Further, COMPANY agrees to use its best efforts not to engage in any type of promotional or marketing activities with any company or business entity primarily engaged in the selling of certain products that have the potential to harm the reputation and goodwill of AT&T, including, but not limited to, tobacco, liquor and pornography; provided, however, convenience stores and similar businesses which sell a large variety of products, including the above, are typically excluded herefrom.


                        AT&T CONFIDENTIAL AND PROPRIETARY


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   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                   SECTION III

                       PURCHASE OF MEMBERSHIPS AND PAYMENT

      A.    Purchase of Yearly Memberships

            1. Commencing with the 1997-1998 academic year, AT&T agrees to purchase [**] Yearly Memberships per academic year (the [**]).
The [**] may be [**] by AT&T on an as needed basis.

      B.    Invoicing of Yearly Memberships

            1. Commencing on [**], and on a [**] basis thereafter, COMPANY shall invoice AT&T for [**] the [**] for the upcoming [**]. Commencing on [**], and on a [**] basis thereafter, COMPANY shall invoice AT&T for [**] the [**] and commencing on [**], and on a [**] basis thereafter, COMPANY shall invoice AT&T for the remaining [**] the [**] for the current [**]. AT&T shall pay [**] per Yearly Membership [**] purchased in accordance herewith.

      C.    Reconciliation of Yearly Memberships

            1. During the Term hereof, the dollar amount paid by AT&T for the invoices issued on [**] each year for the [**], shall be reconciled two (2) times per year, or within thirty (30) days upon a termination due to a breach of this Agreement (a "Breach Reconciliation"), against the dollar amount due COMPANY for the actual number of Yearly Memberships, excluding ACUS Memberships, distributed in accordance with this Agreement ("Actual Amount"). [**]. The first reconciliation shall occur at the beginning of each [**], on or about each [**], commencing on [**] ("First Reconciliation"), and the second reconciliation shall occur at the end of the [**], on or about each [**], commencing on [**] ("Second Reconciliation"). The First Reconciliation shall incorporate a mutually agreed upon


                        AT&T CONFIDENTIAL AND PROPRIETARY


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                Exchange Commission. Asterisks denote omissions.


estimate (the "Yearly Estimate") of the number of Yearly Memberships, excluding ACUS Memberships, expected to be distributed by AT&T for the remainder of the applicable academic year, which shall be invoiced at the time of the First Reconciliation. The Second Reconciliation shall refine the Yearly Estimate with actual data and shall completely reconcile the applicable academic year.

      2. If the [**] at the time of the First Reconciliation, or a Breach Reconciliation, exceeds the [**], COMPANY shall invoice AT&T for the amount representing the sum of the difference between the [**] and the [**] (such sum herein referred to as the "Excess") multiplied by the cost per Yearly Membership, such cost being pursuant to Attachment D hereto. COMPANY shall also [**].

      3. If the [**] at the time of the First Reconciliation is less than the [**], COMPANY issue a credit to be applied towards the [**] (the "Credit") in the amount of the sum of the difference between the [**] less the [**] (such sum herein referred to as the "Shortage") multiplied by [**], or the cost per Yearly Membership, as applicable. COMPANY shall also apply a [**] towards the [**] for the [**] for each membership comprising the Shortage.

            If the [**] at the time of a Breach Reconciliation is less than the [**], COMPANY shall issue a cash refund to AT&T within thirty (30) days of such Breach Reconciliation in the amount of the sum of the Shortage multiplied by [**], or the cost per Yearly Membership, as applicable.

            4. If COMPANY distributes Yearly Memberships, excluding ACUS Memberships, in excess of the Yearly Estimate during the period between the First Reconciliation and the Second Reconciliation, COMPANY shall invoice AT&T for an amount equal to the difference between the number of Yearly Memberships, excluding ACUS Memberships, and the Yearly Estimate, which amount shall be multiplied by the cost per Yearly Membership, which amount shall be reduced by the amount of the Credit, if any. COMPANY shall also [**]. If COMPANY distributes Yearly Memberships, excluding ACUS Memberships in an amount less than the Yearly Estimate during the period between the First Reconciliation and the Second Reconciliation, COMPANY shall issue a cash refund for an amount equal to the difference between the number of Yearly Memberships, excluding ACUS Memberships, issued between the First Reconciliation and the Second Reconciliation and the Yearly Estimate, which amount shall be multiplied by the cost per Yearly


                        AT&T CONFIDENTIAL AND PROPRIETARY


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                Exchange Commission. Asterisks denote omissions.


Membership, which amount shall be reduced by the amount of the Credit, if any. COMPANY shall also [**] for each such membership. The cost per Yearly Membership is set forth on Attachment D hereto.

            It is understood that the price per Yearly Membership is based on a [**] cost structure set forth on Attachment D hereto.

      D.    Purchase of ACUS Memberships

            1. AT&T, in its sole and absolute discretion, shall project the number of ACUS Memberships it expects to distribute to ACUS Students during the upcoming year (the "Estimate"). AT&T shall notify COMPANY of the Estimate on or before [**] of each calendar year during the Term hereof and COMPANY shall invoice AT&T for the Estimate reported. This invoice shall also include [**] each such ACUS Membership.

      E.    Reconciliation of ACUS Memberships

            1. The dollar amount paid by AT&T for the Estimate shall be reconciled two (2) times per calendar year, or within thirty (30) days upon a termination arising out of a breach of this Agreement, against the dollar amount due for the number of ACUS Memberships distributed to ACUS Students ("ACUS Actual Amount"). The first reconciliation shall occur [**] on or about each [**], commencing on [**]; and the second reconciliation shall occur [**], on or about each [**], commencing on [**].

            2. If the ACUS Actual Amount at the time of the [**] Reconciliation, or a Breach Reconciliation, exceeds the Estimate, COMPANY shall invoice AT&T for the amount representing sum of the difference between the ACUS Actual Amount and the Estimate (such sum herein referred to as the "ACUS Excess") multiplied by [**]. COMPANY shall [**].

            COMPANY shall invoice AT&T for the number of ACUS Membership [**] the costs for each as stated herein, during the period between the [**] Reconciliation and the [**] Reconciliation. This shall be done at the time of the [**] Reconciliation.

            3. If the ACUS Actual Amount is less than the Estimate at the time of


                        AT&T CONFIDENTIAL AND PROPRIETARY


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                Exchange Commission. Asterisks denote omissions.



the [**] Reconciliation, or at the time of a Breach Reconciliation, COMPANY shall render a cash refund to AT&T for the dollar amount representing the sum of the difference between the Estimate and the ACUS Actual Amount ("ACUS Shortage"), multiplied by [**]. COMPANY shall [**] shall be [**] of the [**] Reconciliation.

            If COMPANY distributes ACUS Memberships during the period between the [**] Reconciliation and the [**] Reconciliation, COMPANY shall invoice AT&T on or about each [**], commencing on [**], the sum of [**] during this period.

      F. Upon completion of COMPANY's fulfillment of all Half Memberships, as defined in Attachment C hereto, or sooner if this Agreement is terminated due to a breach of this Agreement, COMPANY shall [**] for each [**] and AT&T agrees to pay COMPANY in accordance with the terms and conditions on Attachment D attached hereto and made a part hereof.

      G. All invoices pertaining to the COMPANY Offer are to be forwarded to AT&T at the address set forth on Attachment D hereto. AT&T agrees to make all payments in accordance with the terms and conditions as set forth on such Attachment D.


                        AT&T CONFIDENTIAL AND PROPRIETARY


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Confidential Materials omitted and filed separately with the Securities and
Exchange Commission. Asterisks denote omissions.


                                   SECTION IV

                     MARKETING AND PROMOTIONAL ARRANGEMENTS

      A.    Marketing Requirements

            1. AT&T and COMPANY mutually agree to market the COMPANY Offer to certain College Students [**] during the Term of this Agreement. The costs associated with the marketing of the COMPANY Offer for a particular channel, including, but not limited to, the price of all marketing materials, shall be as mutually agreed by the parties.

            COMPANY shall promote the COMPANY Offer by using a "Fee or Free", or comparable, marketing campaign.

            COMPANY shall use its best efforts to obtain various prizes and premiums ("Premiums") from its MERCHANTS for utilization by AT&T and/or COMPANY in connection with any on-campus tabling or marketing on AT&T's Web Site of the COMPANY Offer. In exchange for the exposure any MERCHANT or MERCHANTS' name receives which provide any Premiums used in connection with the marketing of the COMPANY Offer, such Premiums shall be provided without cost to AT&T.

            COMPANY and AT&T each have the right. upon prior written approval of the other party, and subject to the provisions in this Section IV.A.2. and A.3., to market the products and/or services of any MERCHANT to AT&T/SA Members as they relate to the COMPANY Offer, including any special Benefits a MERCHANT wishes to offer only to AT&T/SA Members. The parties hereby agree, COMPANY shall be required to only provide written notice to AT&T, not written approval, if such marketing efforts (i) relate only to a specific MERCHANT Offer comprising the COMPANY Offer; and (ii) do not bear any AT&T Marks, as defined below, or any reference to the COMPANY Offer. Notwithstanding the foregoing, any COMPANY marketing effort directed to COMPANY Members which are not participants in the COMPANY Offer do not require AT&T notice or approval.

            2. AT&T understands and agrees that all AT&T marketing efforts which bear the COMPANY or any MERCHANTS' name, any COMPANY or any MERCHANTS' trademarks or any reference to any of the MERCHANT Offers comprising the COMPANY Offer are subject to review and approval by COMPANY. COMPANY represents and warrants that it will obtain the proper authority to use any MERCHANTS' name, trademarks and/or reference to any MERCHANT Offer for the purposes stated herein. COMPANY agrees that it will review all such AT&T marketing materials in a timely fashion and shall notify AT&T in writing of the


                        AT&T CONFIDENTIAL AND PROPRIETARY


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                Exchange Commission. Asterisks denote omissions.


results of such review within [**] days of receipt of such materials. COMPANY agrees that approval of the marketing materials shall not be unreasonably withheld. [**] COMPANY agrees that [**].

            3. COMPANY understands and agrees that all marketing efforts which bear the AT&T trademarks, trade names, logos, color combination, insignia, or other appropriate marks and slogans (collectively the "AT&T Marks") or any reference to the COMPANY Offer, are subject to review and approval by AT&T. AT&T agrees that it will review all such marketing materials in a timely fashion and shall notify COMPANY in writing of the results of such review within [**] days of receipt of such materials. AT&T agrees that approval of the marketing materials shall not be unreasonably withheld. [**] AT&T agrees that [**].

                 COMPANY agrees to use its best efforts to cause its national marketing partners to promote the COMPANY Offer in the materials such national MERCHANTS produce to promote the Student Advantage Program. Such MERCHANTS may also offer certain Benefits exclusively to AT&T/Student Advantage Members with the usage of an AT&T Service, that is, Benefits may be Offered to AT&T/Student Advantage Members which shall not be made available to COMPANY Members. In such instances, any and all marketing materials which bear any AT&T Marks or any reference to the COMPANY Offer are subject to AT&T's prior written review and approval. COMPANY agrees to submit such marketing materials to AT&T and shall cause each MERCHANT utilizing such marketing materials to obtain prior written approval from COMPANY before utilizing any such materials. COMPANY agrees not to permit any MERCHANT to use any AT&T Mark or promote the COMPANY Offer without obtaining AT&T's prior written consent. AT&T shall review such marketing materials in accordance with the above. COMPANY represents and warrants that any such marketing materials which require customer specific Member Information, as defined in Section IX.J., such as direct mail marketing pieces, shall not be distributed by any MERCHANT; and agrees to distribute any such marketing material itself.

            4.   A. [**].

                 B. License. AT&T hereby grants COMPANY a [**] non-exclusive limited license to use the AT&T trademarks, trade names, logos, color combination, insignia, or other appropriate marks and slogans (collectively the "AT&T Marks"); provided, however that such use shall be limited to the Term of this Agreement, shall be solely for the purpose of including AT&T Marks on the


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Exchange Commission. Asterisks denote omissions.



AT&T/SA Membership Card and on the marketing materials relating to the COMPANY Offer and only upon the receipt of AT&T approval pursuant to Section IV.A3. above. COMPANY agrees that it shall, in no way, contest or deny the validity of, or the right or title of AT&T or its affiliates in or to the AT&T Marks, and shall not encourage or assist others directly or indirectly to do so, during the Term of this Agreement and thereafter. In addition, COMPANY shall not utilize the AT&T Marks in any manner which would diminish their value or harm the reputation of AT&T.

                 COMPANY hereby grants AT&T a [**] non-exclusive limited license to use the COMPANY trademarks, trade names, logos, color combination, insignia, or other appropriate marks and slogans (collectively the "SA Marks"); provided, however that such use shall be limited to the Term of this Agreement, shall be solely for the purpose of including SA Marks on the AT&T/SA Membership Card and on the marketing materials relating to the COMPANY Offer and only upon the receipt of COMPANY approval pursuant to Section IV.2 above. AT&T agrees that it shall, in no way, contest or deny the validity of, or the right or title of COMPANY or its affiliates in or to the SA Marks, and shall not encourage or assist others directly or indirectly to do so, during the Term of this Agreement and thereafter. In addition, AT&T shall not utilize the SA Marks in any manner which would diminish their value or harm the reputation of COMPANY.

                 In addition to placing the SA Marks on the AT&T/SA Membership Card, COMPANY grants AT&T a [**] non-exclusive limited license to use the SA Marks on an AT&T multi-purpose college/university student identification card, if AT&T, in its sole and absolute discretion and subject to the resolution of several implementation issues, decides to utilize a multi-purpose college/university student identification card with the AT&T/Student Advantage Program Capacity. If such a decision is made, the parties herein agree that such co-logoed multi-purpose identification cards shall not be considered separate and apart of the Minimum Purchase, but shall be included therein as part of the total of AT&T's Minimum Purchase commitment and subject to the costs per Yearly Membership set forth in Attachment D hereto.

                 C. Ownership of Marks. Ownership of Marks AT&T and COMPANY understand and agree that except for the rights granted in Section lV.4.B hereto, nothing in this Agreement creates any right, title or interest in the names, logos, trade names or trademarks of the other Party, including each of the MERCHANTS, and that use of the other Party's names, logos, trade names, or trademarks including those of any MERCHANTS shall inure to the benefit of the owner of such name, logo, trade names or trademarks.


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            D.   Exclusivity

                 1. COMPANY agrees that it shall not, prior to the expiration or termination of this Agreement, enter into promotional or marketing activities with respect to the Student Advantage Program or the AT&T/Student Advantage Program with (a) any college or university, or (b) any company or business entity primarily engaged in providing (1) the extension of uninsured credit directly to consumers via credit cards; (2) intralata cellular telecommunications services which originate and/or terminate in the United States; (3) multi-purpose college/university student identification cards; and/or (4) products or services similar to the AT&T Services as described in
(i), (ii), (iii), (iv), (v) or (vi) of the definition of AT&T Services. COMPANY's existing Agreement with Teledata World Services, Inc. ("Teledata") entered into in April, 1996 (the "Teledata Agreement"), whereby COMPANY utilizes AT&T and MCI long distance telecommunications services purchased from Teledata on COMPANY's pre-paid calling card is specifically excluded herefrom. If COMPANY and AT&T enter into an Agreement whereby COMPANY utilizes AT&T Service for the prepaid calling card capability on the COMPANY Card, as provided for in Section 1 (A) of Attachment C hereto, COMPANY represents and warrants that upon entering negotiations with AT&T, it shall serve notice on Teledata of its intent to terminate the Teledata Agreement and that ninety (90) days thereafter, the Teledata Agreement shall terminate and COMPANY shall cease its relationship with Teledata. COMPANY further represents and warrants that COMPANY has a contractual right to terminate the Teledata Agreement as stated above. If AT&T cannot provide the AT&T Service as provided for in Section 1 (A) of Attachment C hereto, nothing herein shall preclude COMPANY from offering a pre-paid calling card capability on its COMPANY Card utilizing the long distance service of a third party telecommunications provider.

                 2. A. COMPANY hereby grants AT&T the right of first refusal to replace any existing telecommunications MERCHANTS, including those which provide cellular services, or credit card MERCHANTS in the Student Advantage Program.

                    B. COMPANY hereby grants AT&T the right of first refusal to be the exclusive provider of Internet access and multichannel video programming as a MERCHANT in its Student Advantage Program and in the AT&T/Student Advantage Program, should COMPANY wish to provide such Benefits. If AT&T cannot offer such services at competitive market terms, nothing herein shall preclude COMPANY from utilizing the services of a third party provider. For purposes of this Agreement, competitive market terms shall mean those terms which are of the industry standard.


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                    C. COMPANY hereby grants AT&T the right of first refusal to act as the exclusive provider as a MERCHANT of any new products or services within the areas of telecommunications, multi-purpose college/university student identification cards or credit cards. If AT&T does not offer such products and/or services or cannot provide such products and/or services at competitive terms, nothing herein shall preclude COMPANY from utilizing the services of a third party provider.

            AT&T shall have [**] to make an offer to COMPANY for the products and/or services set forth in Sections IV.A.4.D.2.B. and C. above.

            D. COMPANY hereby grants AT&T the right of first refusal to be the exclusive provider as a MERCHANT in the following product categories: (i) Dial-1 Long Distance Service; (ii) credit cards; and (iii) direct billed calling cards.

      3. During the Term of this Agreement, COMPANY shall not allow any third party to offer a Student Advantage Program membership to College Students free of charge as an incentive or through any promotion, with the exception of COMPANY's current marketing programs with The Princeton Review, Delta Air lines, Inc. and Novus Services, Inc.; provided, however, that COMPANY shall not extend or renew such programs beyond their current terms. Nothing contained herein shall preclude COMPANY from allowing a third party to offer a Student Advantage Program membership to high school students free of charge as an Incentive or through a promotion; provided, however, COMPANY shall not grant such third party any type of exclusivity that would preclude AT&T from extending the COMPANY Offer or similar offer to high school students free of charge.

      4. It is understood by AT&T and excepted from this Exclusivity Clause, that various College Student associations (an "Association") may offer a Student Advantage Membership for no additional charge if a student joins such an Association and pays an Association membership fee; provided, however, that COMPANY shall not allow any such Association to promote, advertise or market the Student Advantage Membership as "free", at "no charge" or to use any similar language and shall require that any such Association dearly state that the Student Advantage Membership is included as part of the Association's membership fee.


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


      5. Subject to Section IV.D.1. herein, COMPANY may market memberships in its Student Advantage Program to high school and College Students at the suggested retail price of twenty dollars ($20.00) per academic year. It is understood by the parties herein that the price per academic year [**] per academic year.


                                    SECTION V

                          TERM, RENEWAL AND TERMINATION

      A.    Term

            This Agreement is effective on the Effective Date, and shall expire June 1, 2000 (the "Initial Term"), unless earlier terminated as provided in this Agreement.

            AT&T shall have an option to renew this Agreement for an additional two (2) year term at substantially the same terms, and with no more than a [**] to the cost of each Yearly Membership and ACUS Membership. AT&T shall notify COMPANY in writing of its intent to exercise such option no sooner than March 1, 1999 and no later than June 1, 1999.

      B.    Termination

            1. AT&T may terminate this Agreement at any time during the Term hereof if Raymond Sozzi either (i) ceases to be employed by COMPANY as President, or in a comparable position, or (ii) no longer maintains a minimum of five percent (5.00%) ownership interest in COMPANY. Written notice of such occurrence must be given to AT&T within thirty (30) days of such occurrence and if AT&T Chooses to exercise this option, AT&T shall so notify COMPANY in writing. All obligations between the parties shall continue until [**] in which the termination occurs, at which time, all obligations and liabilities, including those relating to the Minimum Purchase and the costs set forth in Section D of Attachment D shall cease and terminate in accordance herewith.

            AT&T may terminate this Agreement without cause on at least one hundred twenty (120) days' prior written notice to COMPANY without further obligation or liability to COMPANY, except for AT&T's obligation to pay COMPANY the costs set forth in Section D of Attachment D hereto for the remainder of the Initial


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


Term. The parties understand and agree that AT&T's total obligation to pay the costs in Section D of Attachment D hereto shall not exceed [**]. All other obligations between the parties shall cease and terminate in accordance herewith. Notwithstanding the foregoing, if AT&T terminates this Agreement during [**], all obligations between the parties shall continue until [**] in which the termination occurs.

            2. Either Party may terminate this Agreement in the event that the other Party materially breaches this Agreement and fails to cure such breach within [**] days after receipt of written notice of such breach from the non-breaching Party identifying the breach and requiring that it be remedied.

            Notwithstanding the foregoing, COMPANY acknowledges that all Memberships fulfilled in connection with the COMPANY Offer which have not expired shall be honored and remain in effect and shall not be affected in any way by this Termination Section.


                                   SECTION VI

                  CONFIDENTIALITY AND PROTECTION OF INFORMATION

      A. Except as otherwise provided in this Agreement, any Information that is furnished, made available, or otherwise disclosed by one Party ("Disclosing Party") to the other Party ("Receiving Party") in consequence of the existence of this Agreement, shall be deemed and remain the property of the Disclosing Party.

      B. Unless Information was previously known to the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by any act not attributable to the Receiving Party, or has been agreed by the Disclosing Party in writing not to be regarded as confidential, and if the Information is marked as "confidential" or "proprietary" by an appropriate stamp, mark, or label thereon, or if orally disclosed, summarized in writing by the Disclosing Party, stamped or marked as "confidential" or "proprietary" and delivered to the Receiving Party within ten (10) business days after such disclosure, it shall be deemed Confidential Information of the Disclosing Party and shall be held in confidence by the Receiving Party and shall be disclosed by the Receiving Party only to those of its employees who have a need for such Confidential Information to carry out this Agreement.


                        AT&T CONFIDENTIAL AND PROPRIETARY

Except as the Parties may otherwise agree in writing, Confidential Information:
(a) shall be used only for the purpose of performing under this Agreement; (b) shall not be reproduced or copied, in whole or in part, except as necessary for use as authorized herein; and (c) shall, together with any copies thereof, be returned or destroyed when no longer needed or upon the termination or expiration of this Agreement, whichever occurs first.

      C. Confidential Information may be provided to third parties only upon written authorization of the Disclosing Party. Any third party to which Confidential Information is provided pursuant to such authorization of the Disclosing Party must agree in writing (a copy of which writing will be furnished to the Disclosing Party at its request) to the conditions respecting use of Confidential Information contained in Section VI (A) through (E) of this Agreement.

      D. The Receiving Party shall give prompt notice to the Disclosing Party of any demand by any third party to provide Confidential Information under lawful process prior to furnishing Confidential Information, and shall cooperate in seeking reasonable protective arrangements requested by the Disclosing Party. In addition, the Receiving Party may provide Confidential Information of the Disclosing Party requested by a government agency having jurisdiction over the Receiving Party, provided prompt notice of such request is given to the Disclosing Party and that the Receiving Party uses its best efforts to obtain protective arrangements satisfactory to the Disclosing Party, and provided further that the Disclosing Party may not unreasonably withhold approval of the protective arrangements.

      E. The Disclosing Party shall have the right to demand, upon unauthorized disclosure of any Confidential Information by the Receiving Party to a third party, the return of all Confidential Information disclosed to the Receiving Party, and that the Receiving Party use its reasonable efforts to obtain the return from the third party of all Confidential Information improperly disclosed, in addition to any other legal or equitable remedies the Disclosing Party may have.

      F. The Parties acknowledge that the terms of this Agreement constitute Confidential Information that may be considered proprietary by either or both Parties, and agree to limit distribution of this Agreement to those individuals in their respective organizations with a need to know the contents of this Agreement.


                        AT&T CONFIDENTIAL AND PROPRIETARY

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                   SECTION VII

                                 INDEMNIFICATION

      A. To the extent not prohibited by law, each Party ("Indemnifying Party") shall defend, indemnify and hold harmless the other Party ("Indemnified Party") against any loss, cost, claim, liability, damage or expense (including reasonable attorneys' fees) relating to or arising out of:

            1. the negligence or misconduct of the Indemnifying Party, its employees, agents, or contractors in the performance of this Agreement, Including without limitation with respect to provision of the underlying service to customers ("AT&T Service" in the case of AT&T, and the products supplied by any MERCHANT or the products and/or services provided by COMPANY in the case of COMPANY); or

            2. any failure of performance by the Indemnifying Party of its obligations under this Agreement; PROVIDED, however, that the liability of the Indemnifying Party for any loss, cost, claim, injury, liability, damage, or expense (including reasonable attorneys' fees), relating to or arising out of any act or omission (not involving gross negligence or knowing and willful misconduct) by the Indemnifying Party or its employees, agents, or contractors will be limited to the amount of the [**] actually incurred as a result of such act or omission.

      B. In addition, to the extent not prohibited by law, COMPANY shall indemnify AT&T for any loss, cost, claim, liability, damage and expense (including reasonable attorneys' fees) relating to or arising out of any MERCHANTS' activities related to performance of this Agreement.

      C. In addition, COMPANY agrees to, at all times, defend, Indemnify and hold AT&T, its affiliates, subsidiaries, franchisees and the officers, directors, agents and employees of each harmless from and against any and all Loss arising out of or based on: any claims, actions or proceedings, and any appeal, for libel, slander, invasion of privacy, infringement of copyright or license, piracy, plagiarism, idea misappropriation or unfair or improper trade practices or other wrongful business conduct, including, without limitation, conduct in violation of the laws and regulations of the Federal Trade Commission and analogous state agencies, by reason of: (a) the use of the Student Advantage Marks approved by COMPANY pursuant to this Agreement in the broadcast, telecast or publication of promotional materials used in connection with the AT&T/Student Advantage Program or AT&T's marketing of the COMPANY Offer; or (b) COMPANY supplied broadcast, telecast or publication of promotional materials used in connection with the AT&T/Student Advantage Program or the COMPANY Offer.


                        AT&T CONFIDENTIAL AND PROPRIETARY

      D. The Indemnifying Party shall defend any action or suit brought against the Indemnified Party for any loss, cost, claim, liability, damage or expense including reasonable attorneys' fees relating to or arising out of the performance of this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section VII. The Indemnified Party shall cooperate in every reasonable manner with the defense or settlement of such claim, demand, or lawsuit the Indemnifying Party shall not be liable under this Section VII for settlement by the Indemnified Party of any claim, demand or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense.

      E. No claims for indemnity under this Section VII hereof may be made more than two (2) years after the right to recover under the foregoing indemnity provisions arise.


                                  SECTION VIII

                             LIMITATION OF LIABILITY

      A. Except as set forth in Section VII hereof, the liability, if any, of either Party to the other for any loss, cost, claim, injury, liability, damage or expense (including reasonable attorneys' fees) arising out of in the performance of or failure to perform its obligations under this Agreement shall be limited to the amount of direct damages actually incurred. EXCEPT AS PROVIDED IN SECTION VII B HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

      B. No claim under this Section VIII, or any other claims with respect to this Agreement, may be made more than two (2) years after the date of the event giving rise to such claim; provided, however, that claims for indemnity under the provisions of Section VII hereof may be made within two (2) years after the right to recover under such indemnity provisions arises.


                        AT&T CONFIDENTIAL AND PROPRIETARY

                                   SECTION IX

                           OTHER TERMS AND CONDITIONS

      A.    Governing Law

            This Agreement shall be deemed to be a contract made under the laws of the State of New York, and the construction, interpretation and performance of this Agreement shall be governed by the laws of such State.

      B.    Responsibilities Of Each Party

            Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations.

      C.    Force Majeure

            Neither Party shall be liable for any delay or failure in performance of any part of this Agreement caused by a force majeure condition, including fires, strikes, embargoes, explosions, power blackouts, earthquakes, volcanic actions, floods, wars, water, the elements, labor disputes, civil disturbances, government requirements, civil or military authorities, acts of God or a public enemy, inability to secure raw materials, inability to obtain transportation facilities, acts or omissions of transportation common carriers or other causes beyond its reasonable control, whether or not similar to the foregoing conditions. If any force majeure condition occurs, the Party whose performance fails or is delayed because of such force majeure condition shall give prompt notice to the other Party, and upon cessation of such force majeure condition, shall give like notice and commence performance hereunder as promptly as reasonably practicable.

      D.    Governmental Compliance

            Each Party shall comply with all applicable federal. state, country and local laws, regulations and codes and obtain permits and certificates where needed.

      E.    Certain State And Local Taxes

            Any state or local excise, sales, or use taxes (excluding any taxes on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even

                        AT&T CONFIDENTIAL AND PROPRIETARY

If the obligation to collect and remit such taxes Is placed upon the other Party. Any such taxes shall be billed as separate items on applicable billing documents between the Parties. To the extent permitted by applicable law, the Party so obligated to pay any such taxes may contest the same in good faith and shall be entitled to the benefit of any refund, provided that such Party cannot permit any lien to exist on any assets of the other Party by reason of any such contest.

      F.    Publicity And Filings

            The Parties shall mutually agree upon the content of any public announcement that they may deem appropriate concerning this Agreement. Subject to the provisions of the section entitled Confidentiality and Protection of Information, the foregoing sentence shall in no way prevent either Party from supplying such information or making such statements relating to this Agreement, as may be required by any competent governmental authority, or as either Party may consider necessary in order to satisfy its legal obligations. It is understood that applicable law may require the Parties to file this Agreement with governmental authorities. The Parties shall undertake, to the extent permitted by applicable law, to protect the proprietary nature of certain provisions of this Agreement as agreed by the Parties when making such filings.

      G.    Amendments; Waivers

            Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an officer of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

      H.    Notices

            Unless otherwise provided herein, all notices, requests and other communications required or provided for hereunder shall be in writing (including telecopy or similar teletransmission or writing) and shall be given at the following addresses:


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


            (1)  If to COMPANY:

                 President
                 Student Advantage, L.L.C.
                 321 Columbus Avenue
                 Boston, Massachusetts  02116
                 Fax:  617-266-8882

            (2)  If to AT&T:

                 District Manager
                 AT&T College MSO
                 AT&T
                 295 North Maple Avenue, 7127L1
                 Basking Ridge, New Jersey 07920
                 Fax:  908-221-7824


Any such notice, request or other communication shall be effective (i) if given by mail, upon the earlier of receipt or the third business day after such communication is deposited in the United States mails, registered and certified, with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means including, without limitation, by air courier, when delivered at the address specified herein. COMPANY and AT&T may change its address for notice purposes by notice to the other Party in the manner provided herein.

      I.    Assignment

            No assignment of this Agreement shall be made by either party without the written consent of the other party; provided, however, that such consent is not required when the proposed assignment is to be made to any parent, subsidiary or parent, affiliate or successor of AT&T. [**]. In the event of any other assignment made with the written consent of the other party, the assignee shall assume all liability of the assignor.

      J.    Exchange of Information

      At various times during the Term of this Agreement, AT&T shall [**]. COMPANY may use such information only for (I) its own internal analytical purposes for the


                        AT&T CONFIDENTIAL AND PROPRIETARY

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



purpose of providing limited redemption information to MERCHANTS as indicated below; (ii) the purpose of marketing the products and/or services of a MERCHANT or special MERCHANT offer as provided for in Section IV.A.1. herein; and (iii) purposes of storing and providing the information to AT&T as indicated below. Such information shall be considered confidential and proprietary and subject to the terms and conditions set forth in Section VI of this Agreement.


      AT&T shall use reasonable business efforts to obtain each Members' (i) first and last name; (ii) name of its college or university; (iii) Member's address at school; (iv) number of year(s) in attendance at such college or university; (v) residence address; (vi) school and residence telephone numbers; and (vii) E-mail address. In addition, AT&T shall supply (i) a channel code;
(ii) a product indicator; and (iii) address indicator (collectively, the "Member Information"). In addition, AT&T, in its sole and absolute discretion, may collect: (i) Members' type of degree (2-year, 4-year or graduate); (ii) whether Member is a full or part-time student; (iii) year of graduation; and (iv) whether Member lives on-campus or off-campus while attending its college or university (collectively, "Additional Member Information"). It is expressly understood and agreed that the Member Information and Additional Member Information shall not contain any usage information, that is, it shall not contain or in any way indicate the frequency at which a Member has utilized, or the amount of usage a Member has generated with respect to, an AT&T Service. The Member Information and Additional Member Information AT&T provides COMPANY is based upon the Information a College Student discloses to AT&T and therefore, it is understood by COMPANY, that such information may be incomplete or inaccurate.


      At anytime during the Term hereof, AT&T shall have the right to utilize the Member Information and Additional Member Information in the COMPANY Database for marketing and analytical purposes. Within thirty (30) days of AT&T's request, COMPANY shall provide AT&T with the requested data. [**], COMPANY shall provide AT&T,[**]. AT&T shall [**].

            COMPANY shall not sell, lease or distribute the information contained in the COMPANY Database to any third party, nor shall COMPANY permit any third party access to the COMPANY Database. Notwithstanding the foregoing, the parties agree that COMPANY may provide MERCHANTS with analytical information consisting only of the number of Members which have utilized a particular MERCHANT Offer, the GROUP Offer, or which are participating in the COMPANY Offer. It is expressly agreed that such analytical information provided to MERCHANTS shall not be in any way customer specific by indicating any Members' name, address or telephone number, or distinguished by the type of AT&T Service(s). Further, the information provided to MERCHANTS shall not indicate that any Member is an AT&T Customer. In addition, COMPANY may provide a MERCHANT with the names, addresses and telephone numbers only of Members which have redeemed the particular MERCHANT's Offer; provided, however, that such information may only be provided upon COMPANY's demonstration that a written Agreement exists between the MERCHANT and COMPANY which requires such Member Information to be kept confidential pursuant to the terms and conditions of
Section VI hereof, not distributed, sold or leased to any third party and returned to COMPANY upon the earlier of the termination or expiration of either this Agreement or the Agreement between COMPANY and the MERCHANT.


                        AT&T CONFIDENTIAL AND PROPRIETARY

            COMPANY shall use its best efforts to obtain redemption information, including, but not limited to, usage and related statistical data pertaining to the COMPANY Offer, accrued by MERCHANTS and shall supply AT&T with all such redemption information it receives. Such redemption information shall be considered confidential and proprietary and subject to the terms and conditions of Section VI hereof.

      K.    No Rights To Third Parties

            This Agreement shall not be deemed to provide third parties with any remedy, claim, right of action or other right.

            Subject to the above restrictions, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted assigns and successors.

      L.    Entire Agreement

            This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof. Any prior agreements, representations, statements, negotiations, understandings, proposals and undertakings, oral or written, with respect to the subject matter expressly set forth in herein, not heretofore terminated, are hereby terminated.

      M.    Survival of Obligations

            Any liability or obligation of a Party to the other Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party under the provisions of the section entitled Indemnification, Confidentiality and Protection of Information, Limitation of Liability and any other provisions of this Agreement which, by their terms are contemplated to survive (or to be performed after) termination of this Agreement, including, but not limited to, the provisions pertaining to the Breach Reconciliation and any payment and/or refund provisions set forth in
Section III hereto, shall, in each case, survive cancellation or termination hereof.

      N.    Executed In Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be an Original; but such counterparts shall together constitute one and the same instrument.

      O.    Headings


                        AT&T CONFIDENTIAL AND PROPRIETARY

            The headings of Articles and Sections of this Agreement have been inserted for convenience of reference only, and are not to be considered a part hereof, and will in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.


                        AT&T CONFIDENTIAL AND PROPRIETARY

      IN Witness WHEREOF, the Parties have executed this Agreement through their authorized representatives.

                              STUDENT ADVANTAGE, L.L.C.


                              By:       /s/ Raymond V. Sozzi, Jr.
                                        --------------------------------------
                                        Name

                                        President
                                        --------------------------------------
                                        Title

                                        5/22/97
                                        --------------------------------------
                                        Date Signed


                              AT&T COMMUNICATIONS, INC.


                              By:       /s/ G.J. McGovern
                                        --------------------------------------
                                        Name

                                        Executive VP-Consumer Markets Division
                                        --------------------------------------
                                        Title

                                        5/19/97
                                        --------------------------------------
                                        Date Signed


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                                                    ATTACHMENT C


                    COMPANY OFFER AND FULFILLMENT OBLIGATIONS

      1. (A) (i) Commencing on February 1, 1997 through and including May 1, 1997, COMPANY shall provide to AT&T for certain Customers attending college, and which meet the Qualifications with a free membership ending on August 31,1997 in COMPANY's Student Advantage Program ("Half Membership"); and (ii) commencing on August 1, 1997 and continuing through the remainder of the Term of this Agreement, COMPANY shall provide to AT&T for certain Customers attending college, and which meet the Qualifications, and certain ACUS Students, with a free membership that is valid for the entire current academic year through August 31st of each academic year, in the AT&T/Student Advantage Program ("Yearly Membership"), each of which membership enables any Customer that presents an AT&T/Student Advantage Membership Card ("Co-logoed Card") or COMPANY's Student Advantage Membership Card ("COMPANY Card"), as applicable, at the MERCHANTS' locations, to receive a percentage discount ranging from [**], or a monetary discount, off of certain products or services offered by MERCHANTS, or free merchandise with purchase at MERCHANTS' locations (each offer, individually, a "MERCHANT Offer"; collectively, a GROUP Offer"). The Half Membership and Yearly Membership shall collectively be referred to as the COMPANY Offer.

      Yearly Memberships shall initially be provided to all of AT&T's current Universal Card Customers and Direct Billed Calling Card Customers which meet the Qualifications. AT&T shall determine a Customer's eligibility based on information contained in its own database. AT&T shall [**].

      As of the Effective Date of this Agreement, the COMPANY Card has a pre-paid calling card capability. If COMPANY continues to offer this capability as an Option on its COMPANY Card, on or before March 1, 1997, and every March 1st during the Term hereof, COMPANY hereby grants AT&T the right of first refusal to provide AT&T Service to COMPANY for such capability at competitive market terms. During the Term of this Agreement, AT&T, in its sole and absolute discretion, reserves the right to place or withdraw a pre-paid calling card capability on the Co-logoed Card utilizing AT&T Service. AT&T shall reimburse COMPANY for any incremental costs incurred by COMPANY as a result of AT&T's decision to place or withdraw a prepaid calling card capability on the Co-logoed Card.


                        AT&T CONFIDENTIAL AND PROPRIETARY

            (B) AT&T, at its expense and in its sole and absolute discretion, may provide each College Student wishing to participate in the COMPANY Offer with a temporary Student Advantage membership card. Such temporary membership card shall be valid for approximately one (1) month and each temporary membership card shall state the specific validation dates. If AT&T subsequently determines that a Customer does not meet the Qualifications, AT&T shall so notify such Customer. COMPANY shall provide such temporary Student Advantage memberships to AT&T without charge, however AT&T shall assume the cost related to the design and production of such temporary membership cards.

            (C) All costs associated with the design, development and printing of the COMPANY Card for the COMPANY Offer shall be the sole responsibility of COMPANY. AT&T, at its expense, shall design and develop the Co-logoed Card for the COMPANY Offer, such design being subject to COMPANY's written approval pursuant to the terms and conditions set forth in Section IV A.2 of this Agreement. COMPANY, at its expense, shall print such Co-logoed Card. For purposes of this Agreement, the Customers participating in the COMPANY Offer shall be referred to as "Members". A majority of the type of discount and a listing of the MERCHANTS available to those Members participating in the AT&T/Student Advantage Program are set forth in that certain Directory Guide entitled "AT&T - Student Advantage National Directory" incorporated herein by reference and made a part hereof and as may be amended from time to time. A majority of the type of discount and listing of the MERCHANTS available on a national basis to those Members participating in the Half Membership are set forth in a directory guide entitled "Student Advantage Welcome Package" printed at COMPANY's expense. Both directory guides referred to herein (collectively referred to as the "Directory Guide") shall contain the majority of MERCHANT Offers available at the national level and a sampling of the MERCHANT Offers available on a local level to Members at the time of membership or participation in the COMPANY Offer. COMPANY, at its expense, shall inform Members, either via its web site or direct mail piece(s), of all new MERCHANT Offers subsequent to the publication of the Directory Guide. Each MERCHANT Offer shall be exclusive of any additional verification that the individual presenting the Co-logoed Card or COMPANY Card, as applicable, is a member of the AT&T/Student Advantage Program or the Student Advantage Program. This provision does not preclude MERCHANTS from also requiring the presentation of a valid college identification card.


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


            (D) Renewals for subsequent free Yearly Memberships shall be automatic if a Member retains its College Student status and possess the Qualifications [**]:

                 (i)   [**];

                 (ii)  [**]

                 (iii) [**].

            AT&T, in its sole and absolute discretion, may also offer certain ACUS Students retaining the ACUS Student status a subsequent free one (1) year renewal. AT&T, in its sole and absolute discretion, shall determine the terms of eligibility of each of the Members for such renewals. AT&T, in its sole and absolute discretion, reserves the right to modify the Qualifications, subject to the prior written approval of COMPANY.

            On or before [**], and on or before every [**] of each subsequent year, AT&T shall supply COMPANY with the Member Information of those Customers eligible for renewal Yearly Memberships and COMPANY agrees to provide a Yearly Membership to each such Customer in accordance herewith.

            2. The Term of this Agreement is February 1, 1997 to June 1, 2000.

            3. College Students wishing to participate in the COMPANY Offer may contact COMPANY directly via a toll-free telephone number established and maintained by COMPANY, currently 800-333-2920. If COMPANY, in its sole and absolute discretion, determines that a toll-free telephone number for purposes exclusive to the COMPANY Offer is necessary, it shall so establish, maintain and communicate to customers such toll-free telephone number. COMPANY shall provide Customers wishing to participate herein with AT&T's toll-free telephone number, 800-654-0471 and instruct each such College Student to contact AT&T directly. Alternatively, certain College Students may also contact AT&T directly via returning to AT&T a completed application provided to certain College Students by AT&T via direct mail marketing materials or as distributed on college campuses. AT&T, in its sole and absolute discretion, shall determine the eligibility of the applying College Student(s). If a College Student does not qualify for the COMPANY Offer. AT&T shall so notify such non-qualifying student within [**] days of application receipt COMPANY expressly represents and warrants that it has no


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


authority to perform telemarketing duties on behalf of AT&T or to provide information about AT&T or any AT&T service pursuant to this Agreement and as such, such information shall not be provided and no outbound telemarketing services shall be performed by COMPANY.

            4. Upon AT&T's determination of a Customers eligibility for participating in the COMPANY Offer, AT&T shall, on an as needed basis, but no more frequent than [**] and no less frequent than [**], provide COMPANY, via a mutually agreed upon electronic format, with the Member Information for each qualified College Student COMPANY needs to fulfill the COMPANY Offer. AT&T shall provide such information to COMPANY commencing on or before September 1, 1997 and shall continue throughout the Term of this Agreement. Within [**] days of receiving the Member Information from AT&T, COMPANY shall distribute to each Member receiving a Yearly Membership: (i) a co-logoed Welcome Letter, (ii) the Co-logoed Card, (iii) a Directory Guide, applicable to the Yearly Membership, of MERCHANTS and up to two (2) promotional/advertising inserts placed on the inside covers of the applicable Directory Guide promoting AT&T products and services,
(iv) promotional one-time offers from COMPANY, and, in applicable market areas,
(v) a listing of local MERCHANTS relevant to the college or university that the Member attends ("Yearly Fulfillment Kit") via third class US Mail. It is expressly understood and stated that the Yearly Fulfillment Kit for an ACUS Membership ("ACUS Fulfillment Kit") shall not contain a Directory Guide, this, however, shall not preclude Members from participating in any MERCHANT Offer. COMPANY shall distribute to each of the Members receiving a Half Membership ("Half Fulfillment Kit") (i) a Cologoed Welcome Letter, (ii) the Co-logoed Card, and (iii) a directory guide entitled Student Advantage Welcome Package, listing the national MERCHANTS. The Yearly Fulfillment Kit, Half Fulfillment Kit and ACUS Fulfillment Kit shall collectively be referred to as the "Fulfillment Kit". COMPANY shall design, develop and print the components of the Fulfillment Kit, except the Co-logoed Card and the promotional/advertising inserts for AT&T products and services, both of which AT&T shall design and develop, and shall distribute one (1) Fulfillment Kit to each Member. AT&T shall [**]. If both parties agree [**] in accordance with this Agreement [**]. COMPANY shall direct such invoice to the address as set forth on Attachment D hereto.

            5. Members may take advantage of any MERCHANT Offer as often as Member chooses during the Term of this Agreement provided that Member complies with all terms and conditions listed In this Attachment C.


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


            6. As stated in Section VII B hereof, AT&T shall have no liability for, and COMPANY shall indemnity AT&T for, any claims against AT&T related to the activities of any of the MERCHANTS.

            7. COMPANY shall be directly responsible for any MERCHANTS' breach of this Agreement, including, but not limited to, any MERCHANTS' failure to fulfill a MERCHANT Offer. Should any Member be unsatisfied with any product, service and/or discount in connection with the GROUP Offer or the COMPANY Offer, such Member may contact COMPANY directly via the toll-free telephone number established and maintained by COMPANY, as stated herein, and COMPANY shall use its best efforts to remedy the complaint of the Member. The toll free telephone number for this purpose shall be distributed to Members in the Fulfillment Kit. On a weekly basis, COMPANY shall provide to AT&T the name and telephone number of each Member which has registered a complaint, the nature of each complaint and the resolution of each complaint. Upon AT&T's request, COMPANY shall establish and maintain a different toll-free telephone number for all purposes relating to the COMPANY Offer and upon its establishment, COMPANY shall commence distribution of such new telephone number in all Fulfillment Kits issued.

            8. Nothing contained herein shall preclude COMPANY from marketing its one (1) year Student Advantage Program through COMPANY's existing channels; provided, however, that COMPANY shall not market the Student Advantage Program for less than twenty dollars ($20.00) per academic year, [**] as provided for herein. Further, COMPANY shall [**].

            9. COMPANY shall provide AT&T on a monthly basis with information mutually agreed upon by the Parties relating to the COMPANY Offer and the GROUP Offer.

            10. COMPANY, with the assistance of AT&T, shall develop a training program to provide its employees and the employees of all MERCHANTS with training about the COMPANY Offer, the COMPANY's fulfillment responsibilities and use of the COMPANY Card and Co-logoed Card, as applicable. COMPANY shall use its best efforts to insure that all such employees will have the requisite knowledge to fulfill COMPANY's responsibilities hereunder in a timely and professional manner.

            11. COMPANY, at its expense, will provide certain co-logoed Point of Sale and training materials as mutually agreed by the parties.


                        AT&T CONFIDENTIAL AND PROPRIETARY

            12. AT&T, at its cost, shall insert and display the COMPANY Offer, and include a direct link to the World Wide Web site or COMPANY, on its World Wide Web Site at "http://www.att.com/college" on or about the Effective Date hereof. The COMPANY Offer and the direct link shall be removed from the website on or about the date of termination or expiration of this Agreement on or about the Effective Date hereof, COMPANY, at its expense, shall insert and display the COMPANY Offer, and include a direct link to the World Wide Web site of AT&T, on its World Wide Web Site at "hppt://www.studentadvantage.com" and shall remain inserted and linked until the termination or expiration of this Agreement. The form and content of both AT&T's and COMPANY's Web Site insertions shall be subject to the terms and conditions of Section IV of this Agreement.

            13. Except for the promotional expenses referred to in Section 12 of this Attachment C and in Section IV of this Agreement and the payment obligations set forth in Sections 1 and 4 of this Attachment C and in Attachment D hereto, the COMPANY Offer and all offer fulfillment obligations set forth herein shall be provided at no cost to AT&T or any AT&T/SA Member.


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                                                    ATTACHMENT D


                            AT&T PAYMENT OBLIGATIONS


      AT&T agrees to pay COMPANY the following:

            A. [**] for each Half Membership comprising the COMPANY Offer purchased by AT&T in accordance with this Agreement. This cost includes all fulfillment costs, including the cost of mailing the Half Fulfillment Kit to the Member.

            B. The applicable sum for each Yearly Membership, excluding ACUS Memberships, purchased by AT&T pursuant to this Agreement shall be in accordance with the following chart:



NUMBER OF YEARLY MEMBERSHIPS PER                AT&T's COST
ACADEMIC YEAR

[**]                                            [**]




            This cost includes payment COMPANY incurs for the printing of the Co-logoed Card.

      C. [**] for each ACUS Membership purchased by AT&T pursuant to this Agreement.

      D. [**], per academic year, AT&T shall [**] per academic year. Such payment shall be made on a yearly basis prior to the end of the each academic year and shall be in addition to the cost per Yearly Membership as stated above.


                        AT&T CONFIDENTIAL AND PROPRIETARY

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


      E. AT&T and COMPANY agree to develop [**] should COMPANY [**] by AT&T, the [**] to COMPANY at the end of [**]. The parties agree to [**], the terms and conditions of which [**].

      COMPANY shall render an invoice on the dates set forth in Section III of this Agreement, as applicable, showing the amount(s) due for Sections A, B, C and D above and for the distribution costs as set forth in Section 4 on Attachment C and AT&T shall pay such COMPANY invoice(s) thirty (30) days following receipt. Invoices shall be directed to:

            AT&T
            Finance Manager
            Room 6118F2
            295 North Maple Avenue
            Basking Ridge, NJ  07920


                        AT&T CONFIDENTIAL AND PROPRIETARY